RELEASE OF SECURITY AGREEMENT
                          -----------------------------


     This RELEASE OF SECURITY AGREEMENT ("Agreement") is made and entered into this 24th day of November, 2003, by AXESS AG ("Secured Party") and DESIGNA ACCESS CORPORATION, an agent of Axess AG ("Agent"), with reference to that certain Security Agreement, dated September 23, 2003 (the "Security Agreement"), executed by Rapidtron, Inc., a Nevada corporation ("Debtor"), in favor of Secured Party.

     For valuable consideration, receipt of which is acknowledged, Secured Party hereby acknowledges and agrees that the Obligations have been fully satisfied, and Secured Party hereby releases and relinquishes the security interest created by the Security Agreement. Debtor is hereby authorized to file a UCC-3 termination statement with the California Secretary of State and to take such other action as may be necessary to terminate any financing statements filed with respect to the Security Agreement.

     Any capitalized term not otherwise defined herein shall have the same meaning as ascribed to it in the Security Agreement.


"Secured  Party"

AXESS  AG

By:  Designa  Access  Corporation
Its: Authorized  Agent

     By:   /s/ W. Bernie Kubisiak
        ---------------------------------
     Print Name: W. Bernie Kubisiak
                -------------------------
     Its:  Treasurer
         --------------------------------


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                                   SCHEDULE I


                            DESCRIPTION OF COLLATERAL
                            -------------------------


     The first One Hundred Thousand Dollars (US$100,000) collected by Debtor, beginning on September 23, 2003, pursuant to Debtor's contract rights, rights to the payment of money (whether due or to become due and whether or not earned by performance), in the following accounts receivable:

                       (Please attach Aging Detail Report)




                                   Schedule I


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